EXHIBIT 10.31

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

As of February 13, 2007, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3)(i) and (ii) of Regulation S-K applicable as of such date) of Lehman Brothers Holdings Inc.:

Richard S. Fuld, Jr.	$750,000
Chairman and Chief Executive Officer

Scott J. Freidheim	$200,000
Co-Chief Administrative Officer

Joseph M. Gregory	$450,000
President and Chief Operating Officer

Christopher M. O’Meara	$200,000
Chief Financial Officer

Thomas A. Russo	$450,000
Chief Legal Officer